UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       November 8, 2006

KELLWOOD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2006, Kellwood Company (the “Company”) issued a press release announcing an agreement to sell its New Campaign division, which produces Polo, Ralph Lauren, Lauren and Chaps belts and small leather goods, to Polo Ralph Lauren Corporation. As previously announced, on October 10, 2006, Kellwood indicated that it would not renew its IZOD women's sportswear license with Phillips Van Heusen. The press release includes certain financial information for prior periods that has been adjusted to exclude both New Campaign and IZOD women's sportswear from ongoing and continuing operations. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 8, 2006, the Company entered into an agreement to sell its New Campaign division to Polo Ralph Lauren Corporation. The transfer of the New Campaign business to Polo Ralph Lauren includes the sale of certain assets, and is subject to the satisfactory completion of due diligence activities. A copy of the press release announcing the agreement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press Release issued on November 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE: November 13, 2006	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel